Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16939) pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc., of our report dated March 4, 2002 with respect to the financial statements of Clean Diesel Technologies Inc., and included in the Annual Report (Form 10K) for the year ended December 31, 2001.


/s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 18, 2002


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